Exhibit 99.1

FOR IMMEDIATE RELEASE:

August 27, 2019

LIBERTY TAX, INC. TO ACQUIRE OUTLET BUSINESS FROM SEARS HOMETOWN AND OUTLET STORES, INC.

VIRGINIA BEACH, Va. and HOFFMAN ESTATES, Ill., August 27, 2019/Business Wire/ — Liberty Tax, Inc. (“Liberty Tax”) (OTC Pink: TAXA), the parent company of Liberty Tax Service and Buddy’s Home Furnishings, and Sears Hometown and Outlet Stores, Inc. (“Sears Hometown”) (NASDAQ: SHOS) today announced that they have entered into a definitive purchase agreement (the “Purchase Agreement”) whereby Liberty Tax will acquire Sears Hometown’s Outlet business as well as its Buddy’s Home Furnishings Stores (collectively, the “Sears Outlet business”) in an all cash transaction valued at up to approximately $132.9 million.

Liberty Tax intends to finance the transaction through a combination of new debt, Liberty Tax’s balance sheet cash and/or an equity contribution from an affiliate of Vintage Capital Management, LLC (“Vintage”). In connection with the execution of the purchase agreement, Liberty Tax entered into a debt commitment letter with Guggenheim Credit Services, LLC, as administrative agent and lead arranger, and clients managed by Guggenheim Investments, the global asset management and investment advisory business of Guggenheim Partners, and an equity commitment letter with an affiliate of Vintage, each of which is subject to customary conditions.

The sale of the Sears Outlet business (the “Sale”) is in accordance with the terms of the agreement and plan of merger between Sears Hometown and Transform Holdco LLC (“Transform”), which was previously announced by Sears Hometown and Transform on June 3, 2019 (the “Merger Agreement”). As a result of the Sale, which is estimated to result in Net Proceeds (as defined in the Merger Agreement) of approximately $121 million, the merger consideration payable by Transform in the merger transaction for the outstanding shares of Sears Hometown not owned by ESL Investments, Inc. and its affiliates is estimated to be approximately $3.25 per share in cash, an increase of approximately $1.00, or approximately 44.4%, from the previously announced base merger consideration of $2.25 per share. The actual increase, if any, in the per share base merger consideration in the merger transaction with Transform is dependent on the actual amount of Net Proceeds realized by Sears Hometown in the Sale, which may be lower than the current estimate. ESL Investments, Inc. and its affiliates, the majority owners of Transform, presently hold approximately 55.2% of the outstanding shares of Sears Hometown. Concurrently with its entry into the Purchase Agreement, Sears Hometown entered into a letter agreement with Transform and a wholly owned subsidiary of Transform which, among other things, provides that, subject to the satisfaction of certain conditions, the merger will close substantially concurrently with the closing of the Sale.

Both the Sale and the terms of the Purchase Agreement have been unanimously approved by the Boards of Directors of both Liberty Tax and Sears Hometown, and have also been approved by the Special Committee of the Sears Hometown Board of Directors. The Sale and the merger between Sears Hometown and Transform are each expected to close in October 2019, subject to the satisfaction of specified conditions. In addition, Buddy’s Newco, LLC (“Buddy’s”), a wholly owned subsidiary of Liberty Tax, has acquired 41 Buddy’s Home Furnishings stores from A-Team Leasing, an existing Buddy’s Home Furnishings franchisee. In connection with its sale of these Buddy’s Home Furnishings stores to Liberty Tax, A-Team Leasing intends to become a franchisee of five Sears Outlet locations, with this franchising transaction expected to become effective concurrently with the Sale. Liberty Tax’s acquisition of the 41 Buddy’s Home Furnishings stores from A-Team Leasing was financed, in part, through approximately $23 million of additional borrowings under the existing secured credit facility of Buddy’s.

The acquisition of Sears Outlet is an important step forward in the evolution of Liberty Tax’s strategic objectives, as it follows the July 2019 acquisition of Buddy’s Home Furnishings and the proposed acquisition of The Vitamin Shoppe, Inc. (“Vitamin Shoppe”) announced earlier in August. This unique portfolio of Sears Outlet retail stores and distribution capabilities will add complementary products and sales channels and enable Liberty Tax to offer high quality home goods to consumers across the nation, while also offering unique value propositions. Upon the closing of the Sale, Liberty Tax’s store portfolio will include several hundred retail locations with a combination of company operated and franchisee operated stores.

Andrew Laurence, Chairman of Liberty Tax’s Board of Directors, said, “We are excited about the acquisition of Sears Outlet and its unique model that offers its customers in-store and online access to outlet-value products across a broad assortment of merchandise categories, while serving as a valuable supply chain partner for its vendors. This is a continuation of Liberty Tax’s strategy of identifying and acquiring franchised or franchisable businesses while also building scale at attractive acquisition valuations. It’s an exciting time for Liberty Tax and its shareholders as we begin to recognize the strength in our future-facing franchise business model.”

Will Powell, Chief Executive Officer and President of Sears Hometown, said “The Sears Outlet business is a profitable business with a unique business strategy that, as part of the dynamic Liberty Tax group of companies, is expected to generate future growth.”

Shearman & Sterling LLP acted as legal counsel to the Special Committee of the Sears Hometown Board of Directors and PJ Solomon acted as its financial advisor.

About Liberty Tax, Inc.

Liberty Tax, Inc. (OTC PINK: TAXA) is the indirect parent company of Liberty Tax Service and Buddy’s Home Furnishings and expects to acquire Vitamin Shoppe in the third or fourth quarter of 2019. In the U.S. and Canada, last year, Liberty Tax prepared approximately two million individual income tax returns in more than 3,100 offices and online. Liberty Tax also owns Buddy’s Home Furnishings, a specialty retailer engaged in the business of leasing and selling consumer electronics, residential furniture, appliances and household accessories. Liberty Tax is focused on the evaluation and acquisition of franchise-oriented or complementary businesses. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes.

About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools and lawn and garden equipment. Its Hometown stores (which includes its Hometown Stores, its Hardware Stores, and its Home Appliance Showrooms) are designed to provide its customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods and household goods, depending on the particular format. More than 90% of its Hometown Stores are operated by independent local dealers or franchisees.

Its Outlet stores are designed to provide its customers with in-store and online access to new, one-of-a kind, out-of-carton, discontinued, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools at prices that are significantly lower than list prices.

About Guggenheim Investments

Guggenheim Investments (“Guggenheim”) is the global asset management and investment advisory division of Guggenheim Partners, with more than $209 billion1 in total assets under management across fixed income, equity, and alternative strategies. Guggenheim focuses on the return and risk needs of insurance companies, corporate and public pension funds, sovereign wealth funds, endowments and foundations, consultants, wealth managers, and high-net-worth investors. Guggenheim’s 300+ investment professionals perform rigorous research to understand market trends and identify undervalued opportunities in areas that are often complex and underfollowed. This approach to investment management has enabled Guggenheim to deliver innovative strategies providing diversification and attractive long-term results.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements may include, but are not limited to, statements relating to the proposed transaction between Sears Hometown and Liberty Tax. These statements are subject to various significant risks and uncertainties, many of which are outside of the control of Sears Hometown and Liberty Tax, including, among others, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the business and the stock price of Sears Hometown and/or Liberty Tax; risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement or the failure to satisfy any of the conditions to the completion of the proposed transaction; the calculation of Net Proceeds under the Merger Agreement and any adjustment to the merger consideration under the Merger Agreement as a consequence thereof; the effect of the announcement or pendency of the proposed transaction on the ability of Sears Hometown or Liberty Tax to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom they do business, or on their respective operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the proposed transaction; legal proceedings related to the proposed transaction; uncertainties as to Liberty Tax’s ability to obtain financing in order to consummate the proposed transaction; costs, charges or expenses resulting from the proposed transaction; the franchising of the Sears Outlet business, including to A-Team Leasing; and the ability of Liberty Tax to implement and execute on its franchise-centric business model. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement. Additional factors that could cause actual results to differ materially from forward-looking statements include the strength of the economy; changes in the overall level of consumer spending; the performance of the products and services of Sears Hometown and Liberty Tax within the prevailing retail or other business environment; implementation of the strategy of Sears Hometown and Liberty Tax; management changes; maintaining appropriate levels of inventory; changes in tax policy; ecommerce relationships; disruptions of repair and distribution facilities or information systems;

[1]

Guggenheim Investments assets under management figure is as of 6.30.2019 and includes $11.2 billion of leverage. Guggenheim Investments represents the following affiliated investment management businesses of Guggenheim Partners, LLC: Guggenheim Partners Investment Management, LLC, Security Investors, LLC, Guggenheim Funds Investment Advisors, LLC, Guggenheim Funds Distributors, LLC, GS GAMMA Advisors, LLC, Guggenheim Partners Europe Limited and Guggenheim Partners India Management.

other specific factors discussed herein and in other United States Securities and Exchange Commission (the “SEC”) filings by Sears Hometown and Liberty Tax (including their respective reports on Forms 10-K and 10-Q filed with the SEC). The forward-looking statements are based upon the current beliefs and expectations of the managements of Liberty Tax and Sears Hometown and should be read in conjunction with the other cautionary statements, including “Risk Factors” that are included in SEC filings by Liberty Tax and Sears Hometown. Sears Hometown and Liberty Tax believe that all forward-looking statements are based on reasonable assumptions when made; however, Sears Hometown and Liberty Tax caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and neither Sears Hometown nor Liberty Tax undertakes any obligation to update these statements in light of subsequent events or developments.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Sale and the separately proposed merger involving Sears Hometown and Transform. In connection with the merger, Sears Hometown filed with the SEC, on July 26, 2019, a preliminary information statement for its stockholders containing the information with respect to the merger and the transactions contemplated to be entered into in connection therewith required in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing, among other things, the merger and the transactions contemplated to be entered into in connection therewith. The information in the preliminary information statement is not complete and may be changed. When completed, the definitive information statement will be mailed to Sears Hometown’s stockholders.

Investors are urged to carefully read the information statement regarding the merger, the transactions contemplated to be entered into in connection therewith (including the proposed Sale) and any other relevant documents in their entirety when they become available because they will contain important information about the merger and the transactions contemplated to be entered into in connection therewith (including the proposed Sale). You may obtain copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website, http://www.sec.gov, or from Sears Hometown by directing a request by mail or telephone to Sears Hometown and Outlet Stores, Inc. at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, telephone (847) 286-7000, Attention: General Counsel.

Contacts

For Liberty Tax, Inc.

Investors:

Michael S. Piper

Chief Financial Officer

Liberty Tax Service

(757) 493-8855

investorrelations@libtax.com

For Sears Hometown and Outlet Stores, Inc.

Public Relations

Mandi Gualtieri

(847) 945-1300

agualtieri@fishmanpr.com

For Sears Hometown and Outlet Stores, Inc.

Investors:

E.J. Bird

Chief Financial Officer

(847) 286-8650

ebird1@shos.com

5